Exhibit 1
JOINT FILING AGREEMENT
     The undersigned hereby agree that this Amendment No. 4 to the Statement on Schedule 13D, dated May 5, 2010 (the “Schedule 13D”), with respect to the Common Stock, par value $.01 per share, of Interactive Data Corporation is, and any additional amendments executed by us shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Agreement shall be included as an exhibit to the Schedule 13D and each such additional amendment. Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D and any additional amendments thereto, and for the completeness and accuracy of the information concerning itself contained therein. This agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 5th day of May, 2010.

PEARSON PLC
By:	/s/ Robin Freestone
	Name:	Robin Freestone
	Title:	Chief Financial Officer and Director

PEARSON OVERSEAS HOLDINGS LTD.
By:	/s/ Alan C. Miller
	Name:	Alan C. Miller
	Title:	Director

PEARSON NETHERLANDS B.V.
By:	/s/ Andrew J. Midgley
	Name:	Andrew J. Midgley
	Title:	Director

PEARSON LUXEMBOURG HOLDINGS NO. 2 LTD.
By:	/s/ Alan C. Miller
	Name:	Alan C. Miller
	Title:	Director

PEARSON LUXEMBOURG HOLDINGS SARL
By:	/s/ Alan C. Miller
	Name:	Alan C. Miller
	Title:	Director

PEARSON INC.
By:	/s/ Philip J. Hoffman
	Name:	Philip J. Hoffman
	Title:	Executive Vice President and Director

PEARSON LONGMAN, INC.
By:	/s/ Philip J. Hoffman
	Name:	Philip J. Hoffman
	Title:	Executive Vice President and Director

PEARSON DBC HOLDINGS, INC.
By:	/s/ Philip J. Hoffman
	Name:	Philip J. Hoffman
	Title:	President